                              CERTIFICATE OF MERGER

                                       OF

                            STOKES ELLIS FOODS, INC.
                             a Delaware corporation

                                      INTO

                     CENTENNIAL SPECIALTY FOODS CORPORATION
                             a Delaware corporation

The undersigned  corporations  hereby certify the following  pursuant to Section
251 of Delaware General Corporation Law:

FIRST:  That the name and  state  of  incorporation  of each of the  constituent corporations of the merger is as follows:

      Name                                      State of Incorporation
      ----                                      ----------------------

      Stokes Ellis Foods, Inc.                  State of Delaware

      Centennial Specialty Foods Corporation    State of Delaware

SECOND:  That an Agreement of Merger  between the parties to the merger has been
approved,  adopted,  certified,   executed  and  acknowledged  by  each  of  the
constituent  corporations in accordance with the  requirements of Section 251 of the General Corporation Law of Delaware.

THIRD:  That the name of the surviving  corporation  of the merger is Centennial
Specialty Foods Corporation, a Delaware corporation.

FOURTH:  That the  Certificate  of  Incorporation,  as amended  and  restated on
October  23,  2003,  of  Centennial  Specialty  Foods  Corporation,  a  Delaware
corporation,  which  is  surviving  the  merger,  shall  be the  Certificate  of
Incorporation, as amended and restated, of the surviving corporation.

FIFTH:  That the executed Merger  Agreement is on file at the principal place of business of the Surviving  Corporation,  located at 400 Inverness Parkway, Suite
200, Englewood, Colorado 80112.

SIXTH: That a copy of the Agreement of Merger will be furnished by the Surviving
Corporation,  on  request  and  without  cost,  to  any  stockholder  of  either constituent corporation.

SEVENTH: There is no foreign corporation which is a party to the merger.

EIGHTH:  This merger  shall be  effective  on November 3, 2003 and the  separate existence of Stokes Ellis Foods,  Inc.,  except insofar as continued by statute, shall cease,  on the date that a  Certificate  of Merger,  approved,  certified, executed and  acknowledged as required by the laws of the State of Delaware,  is filed with the Secretary of State of Delaware.

NINTH:  That the laws of the state under which such  corporations  are organized permit such merger and the constituent  corporations to the merger have complied
with  all  provisions  of  the  laws  of  their   respective   jurisdiction   of
incorporation concerning the merger, and this merger is permitted by such laws.

IN WITNESS WHEREOF,  we have signed this Certificate of Merger on the 3rd day of
November  2003,  and we affirm the  statements  contained  therein as true under penalties of perjury.

                                    STOKES ELLIS FOODS, INC.
                                    A Delaware corporation

                                    By:/s/Jeffrey R. Nieder
                                       --------------------
                                       Jeffrey R. Nieder, President

                                    CENTENNIAL SPECIALTY FOODS CORPORATION
                                    A Delaware corporation

                                    By:/s/Jeffrey R. Nieder
                                       --------------------
                                       Jeffrey R. Nieder, Chief Executive Officer